Exhibit (q)(39)

ALLIANZ FUNDS

ALLIANZ FUNDS MULTI-STRATEGY TRUST

ALLIANZGI INSTITUTIONAL MULTI-SERIES TRUST

PREMIER MULTI-SERIES VIT

POWER OF ATTORNEY

We, the undersigned Trustees and officers of Allianz Funds (“AF”), Allianz Funds Multi-Strategy Trust (“MST”), AllianzGI Institutional Multi-Series Trust (“IMST”) and Premier Multi-Series VIT (“Premier VIT,” and together with AF, MST and IMST, each a “Trust”) hereby severally constitute and appoint each of Julian F. Sluyters, Lawrence G. Altadonna and Thomas J. Fuccillo, and each of them singly, with full powers of substitution and resubstitution, our true and lawful attorney, with full power to him to sign for us, and in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to the Registration Statement of each Trust on Form N-1A and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney lawfully could do or cause to be done by virtue hereof.

Name	Capacity	Date

/s/ Deborah A. DeCotis	Trustee	01/06/15
Deborah A. DeCotis

/s/ F. Ford Drummond	Trustee	01/07/15
F. Ford Drummond

/s/ Bradford K. Gallagher	Trustee	01/08/15
Bradford K. Gallagher

/s/ James A. Jacobson	Trustee	01/12/15
James A. Jacobson

/s/ Hans W. Kertess	Trustee	01/21/15
Hans W. Kertess

/s/ Susan M. King	Trustee	01/06/15
Susan M. King

/s/ James S. MacLeod	Trustee	01/09/15
James S. MacLeod

/s/ William B. Ogden, IV	Trustee	01/09/15
William B. Ogden, IV

/s/ Alan Rappaport	Trustee	01/06/15
Alan Rappaport

/s/ Davey S. Scoon	Trustee	01/08/15
Davey S. Scoon

/s/ Julian F. Sluyters	Trustee and President	01/06/15
Julian F. Sluyters

/s/ Lawrence G. Altadonna	Treasurer and Principal	01/06/15
Lawrence G. Altadonna	Financial and Accounting Officer